Exhibit 99.1

PhaseBio Reports Fourth Quarter and Full-Year 2019 Financial Results and Provides Recent Business Highlights

Recently Initiated PB2452 Phase 3 Trial for the Reversal of the Antiplatelet Effects of Ticagrelor
Received FDA Breakthrough Therapy Designation and EMA Prime Designation for PB2452
Secured PB2452 Financing and Co-Development Collaboration with SFJ Pharmaceuticals®
Malvern, PA and San Diego, CA, March 30, 2020 - PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases, today reported financial results for the fourth quarter and full-year ended December 31, 2019, and provided an update on corporate activities.

“Over the past year, PhaseBio has made tremendous progress building the organization for its next phase of growth and strengthening its pipeline, notably with the advancement of PB2452 into a Phase 3 registrational trial,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio. “The New England Journal of Medicine publication featuring results from the Phase 1 trial of PB2452 generated significant interest in the program and, having subsequently received FDA Breakthrough Therapy designation and EMA PRIME designation, the program heads into the pivotal Phase 3 trial with momentum. Looking ahead, the remainder of 2020 will be an important period for PhaseBio as we continue to engage investigators, activate more clinical trial sites in the U.S. and abroad and work to maintain the positive trajectory we have established for our lead program and for the company.”

PB2452 Phase 3 Initiation Update: PhaseBio recently commenced its PB2452 Phase 3 trial. The pivotal Phase 3 trial of PB2452 will evaluate the reversal of the antiplatelet activity of ticagrelor in patients experiencing major, uncontrolled bleeding events or in patients requiring urgent or emergency surgery. Actual timing of patient enrollment is dependent on the trial sites as they weigh the potential impact of the COVID-19 pandemic on emergency medicine and critical care resources. More information about the Phase 3 trial is available at ClinicalTrials.gov.

PB1046 Clinical Trial Enrollment Update: PB1046, a first-in-class, sustained-release vasoactive intestinal peptide (VIP) analogue is being evaluated for the treatment of patients with pulmonary arterial hypertension (PAH). The company has temporarily paused enrollment of new patients in its Phase 2b study of PB1046 as a precaution to minimize potential exposure of this patient population at high risk of serious illness from COVID-19. However, the company has also informed investigators that they may continue dosing drug and performing assessments for current trial participants if they deem it appropriate and such activities are permitted by their respective institutions. Additionally, the company continues to identify new trial sites for future initiation. Although PhaseBio has been targeting to report results from this trial in the fourth quarter of 2020, the company believes that COVID-19 will temporarily prevent it from being able to initiate new trial sites and enroll new patients, likely pushing the expected readout of the trial into 2021. With patient safety being the top priority, the company will continue to actively monitor the situation, consult with necessary regulatory agencies and provide updates as they become available.

PB2452 Recent Highlights

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Granted PRIME Designation for PB2452 from European Medicines Agency: In February 2020, PhaseBio announced that PB2452 was granted PRIority MEdicines (PRIME) designation by the European Medicines Agency (EMA) for the reversal of the antiplatelet effects of ticagrelor in patients with uncontrolled major or life-threatening bleeding or requiring urgent surgery or an invasive procedure. The EMA prioritizes PRIME designated drugs for special support, including enhanced interactions and dialogue with the EMA during development, as well as a pathway for accelerated evaluation and review for marketing authorization.

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Received written scientific advice confirming the PB2452 clinical development plan: In February 2020, PhaseBio announced the receipt of written guidance from the Committee for Medicinal Products for Human Use (CHMP) of the EMA that generally agrees with PhaseBio’s proposed development plan for PB2452. After reviewing the Scientific Advice from CHMP, and based on prior interactions with the U.S. Food and Drug Administration (FDA), PhaseBio believes that the development plan for PB2452 has been designed to support regulatory filings in the United States and the European Union.

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Entered into financing and co-development collaboration with SFJ Pharmaceuticals®: In January 2020, PhaseBio announced a financing and co-development collaboration with SFJ Pharmaceuticals (SFJ) to support the development of PB2452. Under the terms of the agreement, SFJ has agreed to fund up to $120 million to support the clinical development of PB2452 and to assume a central role in global clinical development and regulatory activities for PB2452 outside of the United States. SFJ will fund up to $90 million of development expenses through the end of 2021 and up to an additional $30 million based on PhaseBio meeting specific, pre-defined clinical milestones for PB2452.

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Initiated Phase 2b trial: In October 2019, PhaseBio announced that the first patient had been dosed in its Phase 2b clinical trial of PB2452. The Phase 2b multi-center, randomized, double-blind, placebo-controlled trial is designed to evaluate the safety and efficacy of PB2452 in reversing the antiplatelet effects of ticagrelor as part of a dual antiplatelet regimen including low-dose aspirin. Additionally, the start of the Phase 2b trial marked the beginning of FDA-aligned registrational trials to support the submission of a biologics license application (BLA) for potential accelerated approval of PB2452. The primary endpoint of the trial is reversal of the antiplatelet effects of ticagrelor with intravenous infusion of PB2452, as measured by the VerifyNow® PRUTest® biomarker.

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Completed Phase 2a trial of PB2452: In September 2019, PhaseBio announced the completion of its Phase 2a trial of PB2452. In the trial, PB2452 achieved immediate and sustained reversal of ticagrelor in older and elderly subjects (ages 50-80) on dual antiplatelet therapy of ticagrelor and low-dose aspirin. Additionally, based on guidance provided by the FDA, the Phase 2a trial also investigated a PB2452 regimen for the reversal of supratherapeutic doses of ticagrelor in healthy younger subjects. In the supratherapeutic-dose cohort, PB2452 demonstrated immediate and sustained reversal of ticagrelor. Based on the results from this cohort, PhaseBio believes that it has identified an appropriate PB2452 regimen for use in patients who may have supratherapeutic blood levels of ticagrelor as a result of ticagrelor drug-drug interactions or overdosage. In both cohorts of the Phase 2a trial, PB2452 was generally well tolerated, with only minor adverse events reported.

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End-of-Phase 1 meeting update: In August 2019, PhaseBio announced receipt of written minutes from the PB2452 End-of-Phase 1 (EOP 1) meeting with the FDA. Based on the minutes from the EOP 1 meeting, PhaseBio believes that it has reached general agreement with the FDA on the overall design of a single, non-randomized, open label Phase 3 trial of major bleeding and urgent surgical populations to support the submission of a BLA for potential accelerated approval of PB2452.

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Received Breakthrough Therapy designation for PB2452: In April 2019, PhaseBio announced that the FDA granted Breakthrough Therapy designation for PB2452. The Breakthrough Therapy designation for PB2452 was supported by Phase 1 trial results in which PhaseBio observed that PB2452 achieved immediate and sustained reversal of the antiplatelet activity of ticagrelor. Breakthrough Therapy designation is designed to expedite the development and review of promising new drugs for serious or life-threatening conditions when preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints.

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Phase 1 Results Published in New England Journal of Medicine: In March 2019, full results from the Phase 1 clinical trial of PB2452 were published in the New England Journal of Medicine in a paper titled, “Antibody-Based Ticagrelor Reversal Agent in Healthy Volunteers” and simultaneously presented in a featured clinical research session at the American College of Cardiology’s 68th Annual Scientific Session. The results demonstrated that PB2452 provided immediate and sustained reversal of the antiplatelet activity of ticagrelor.

PB1046 and Other Pipeline Highlights

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Case Study of PB1046 presented at Pulmonary Vascular Research Institute World Congress: In February 2020, PhaseBio announced presentation of data from a patient who received more than 18 months of treatment with PB1046, the company’s first-in-class, sustained-release vasoactive intestinal peptide (VIP) analogue being evaluated for the treatment of patients with pulmonary arterial hypertension (PAH). The data demonstrated clinically meaningful improvements in all of the hemodynamic parameters assessed, which were sustained for up to three months after the last dose was administered. All three patients in the Phase 1b/2a pilot study completed the eight-week study with no drug-related serious adverse events, and PB1046 appeared to be well tolerated with only mild injection site erythema.

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Bolstered pipeline with acquisition of novel oral aldosterone synthase inhibitor for treatment-resistant hypertension: In January 2020, PhaseBio announced it had signed an agreement with Viamet Pharmaceuticals Holdings, LLC and its wholly-owned subsidiary, Selenity Pharmaceuticals (Bermuda), Ltd., under which PhaseBio acquired all of the assets and intellectual property rights related to certain novel aldosterone synthase inhibitors, including the company’s lead development compound, now called PB6440, being developed for treatment-resistant hypertension. In preclinical studies completed to date, PB6440 was observed to be a highly potent and selective inhibitor of aldosterone synthase (CYP11B2) versus the closely-related steroid 11â-hydroxylase enzyme (CYP11B1). PB6440 demonstrated dose-dependent aldosterone reduction without a significant increase in 11-deoxycorticosterone or deoxycortisol in both rodent and primate models.

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PB1023 licensing deal: In April 2019, PhaseBio announced that it had out-licensed the global rights for PB1023, a long-acting, recombinant GLP-1 analogue to ImmunoForge, Co. Ltd. (ImmunoForge) for the treatment of certain diseases, including conditions related to sarcopenia. PB1023 is a fusion protein utilizing PhaseBio’s proprietary elastin-like polypeptide (ELP) technology platform. PhaseBio received an upfront payment upon execution of the agreement and is eligible to receive development milestone payments and royalty payments on net sales of products, including sales from sublicense agreements.

Operational Updates

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Appointed new members to the board of directors: In February 2020, Alex C. Sapir was appointed to the board of directors. In March 2019, Richard A. van den Broek was appointed to the board of directors.

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Expanded executive management team: In October 2019, PhaseBio announced the appointment of Kris Hanson as Vice President, Head of Legal and Glen Burkhardt as Vice President of Human Resources. Mr. Hanson oversees and manages the company’s legal affairs, including support of clinical development efforts, strategic and licensing transactions, corporate governance, compliance and other key areas. Mr. Burkhardt oversees management of human resources at PhaseBio.

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Completed underwritten public offering of common stock: In April 2019, PhaseBio closed an underwritten public offering of 4.1 million shares of its common stock at a price to the public of $12.00 per share, including shares sold pursuant to the full exercise of the underwriters’ option to purchase additional shares. PhaseBio received $46.2 million in net proceeds, after deducting underwriting discounts and commissions and offering expenses.

Fourth Quarter and Full-Year 2019 Financial Results

Cash Position

Cash and cash equivalents at December 31, 2019 were $74.0 million, compared to $61.0 million at December 31, 2018. The increase reflects net proceeds from the April 2019 offering of common stock, partially offset by cash used in operating activities.

Results of Operations

Quarter Ended December 31, 2019

PhaseBio reported a net loss of $11.3 million for the three months ended December 31, 2019, which compared with a net loss of $4.9 million for the same period in 2018. This resulted in a net loss of $0.39 per share for the three months ended December 31, 2019, compared to a net loss of $0.26 per share for the corresponding period in 2018, on both a basic and diluted basis.

Grant revenues were $0.7 million for the three months ended December 31, 2019, as PhaseBio incurred allowable costs qualifying for reimbursement under the government grants. Grant revenues for the same period in 2018 were $0.3 million. Revenue under collaborative agreement was $0.1 million for the three months ended December 31, 2019, which was related to revenue from the ImmunoForge agreement entered into in April 2019.

Research and development expense increased to $8.4 million for the three months ended December 31, 2019, compared to $5.7 million for the three months ended December 31, 2018, reflecting an increase in manufacturing, clinical and preclinical development activities related to PB2452 and PB1046.

General and administrative expense increased to $3.7 million for the three months ended December 31, 2019, compared to $2.2 million for the three months ended December 31, 2018, primarily attributable to increases in professional services, personnel, insurance and business travel-related expenses.

Year Ended December 31, 2019

PhaseBio reported a net loss of $39.2 million for the year ended December 31, 2019, which compared with a net loss of $23.8 million for 2018. This resulted in a net loss of $1.43 per share for the year ended December 31, 2019, compared to a net loss of $4.49 per share for the corresponding period in 2018, on both a basic and diluted basis.

Grant revenues were $1.8 million for the year ended December 31, 2019, as PhaseBio incurred allowable costs qualifying for reimbursement under the government grants. Grant revenues in 2018 were $0.7 million. Revenue under collaborative agreement was $0.6 million for the year ended December 31, 2019, which was related to revenue from the ImmunoForge agreement entered into in April 2019.

Research and development expenses increased to $30.9 million for the year ended December 31, 2019, compared to $15.5 million for the year ended December 31, 2018, reflecting an increase in manufacturing, clinical and preclinical development activities related to PB2452 and PB1046.

General and administrative expenses were $11.2 million for the year ended December 31, 2019, compared to $4.9 million for the year ended December 31, 2018, primarily attributable to increases in professional services, personnel, insurance and business travel-related expenses.

About PhaseBio
PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases. The company’s pipeline includes: PB2452, a novel reversal agent for the antiplatelet therapy ticagrelor; PB1046, a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of pulmonary arterial hypertension; and PB6440, an oral agent for the treatment of resistant hypertension. PhaseBio’s proprietary elastin-like polypeptide (ELP) technology platform enables the development of therapies with potential for less-frequent dosing and improved pharmacokinetics, including PB1046, and drives both internal and partnership drug-development opportunities.
PhaseBio is located in Malvern, PA and San Diego, CA. For more information, please visit www.phasebio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct or timing of our clinical trials and our research, development and regulatory plans for our product candidates, the potential for these product candidates to receive regulatory approval from the FDA or equivalent foreign regulatory agencies, and whether, if approved, these product candidates will be successfully distributed and marketed. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 14, 2019, and in our Annual Report on Form 10-K for the year ended December 31, 2019, which we intend to file shortly hereafter. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

PhaseBio Pharmaceuticals, Inc.
Condensed Balance Sheets
(in thousands)

	December 31, 2019	December 31, 2019
Assets:
Cash and cash equivalents	$74,025	$61,031
Other receivables, prepaid expenses and other current assets	4,798	1,597
Property and equipment, net	1,924	355
Operating lease right-of-use assets	1,715	—
Other non-current assets	32	43
Total assets	$82,494	$63,026

Liabilities and stockholders' equity:
Current portion of long-term debt	$2,378	$—
Accounts payable, accrued expenses and other current liabilities	6,101	4,577
Long-term debt, net	12,326	7,500
Operating lease liabilities, net	1,508	—
Other long-term liabilities	203	—
Deferred rent	—	22
Stockholders' equity	59,978	50,927
Total liabilities and stockholders' equity	$82,494	$63,026

Statements of Operations
(in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenue:
Grant revenue	$689	$257	$1,786	$668
Revenue under collaborative agreement	75	—	575	—
Total revenue	764	257	2,361	668
Operating expenses:
Research and development	8,381	5,676	30,911	15,455
General and administrative	3,663	2,241	11,186	4,857
Total operating expenses	12,044	7,917	42,097	20,312
Loss from operations	(11,280)	(7,660)	(39,736)	(19,644)
Other (expense) income	(51)	2,792	489	(4,202)
Net loss	$(11,331)	$(4,868)	$(39,247)	$(23,846)

Net loss per common share, basic and diluted	$(0.39)	$(0.26)	$(1.43)	$(4.49)

Weighted average common shares outstanding, basic and diluted	28,762,962	18,824,091	27,493,558	5,305,062

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Investor Contact:
John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

Media Contact:
Will Zasadny
Canale Communications
(619) 961-8848
will@canalecomm.com